UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 6, 2024 (February 5, 2024)

Chenghe Acquisition Co.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	001-41366	98-1598077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

38 Beach Road #29-11 South Beach Tower Singapore	189767
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (+65) 9851 8611

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one redeemable warrant	CHEAU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	CHEA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously announced, Chenghe Acquisition Co. (the “Company” or “Chenghe”) entered into the business combination agreement dated as of July 21, 2023 (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), with Semilux International Ltd., a Cayman Islands exempted company with limited liability (“CayCo”), SEMILUX LTD., a Cayman Islands exempted company with limited liability and a direct wholly owned subsidiary of CayCo (“Merger Sub”), and Taiwan Color Optics, Inc. (“TCO” and together with CayCo and Merger Sub, the “TCO Parties”), a company incorporated and in existence under the laws of Taiwan with uniform commercial number of 25052644, and approve the transactions contemplated thereby, pursuant to which, among other things, Merger Sub shall be merged with and into Chenghe with Chenghe being the surviving company and as a direct, wholly owned subsidiary of CayCo (the “Merger”), and Chenghe will change its name to “SEMILUX LTD.” (the “Business Combination”).

Forward Purchase Agreement

In connection with the Business Combination, on February 5, 2024, Chenghe and CayCo entered into a forward purchase agreement (the “Forward Purchase Agreement”) with each of (i) Meteora Strategic Capital, LLC (“MSC”), Meteora Capital Partners, LP (“MCP”) and Meteora Select Trading Opportunities Master, LP (“MSTO”) (with MSC, MCP, and MSTO collectively as “Seller”) for an OTC Equity Prepaid Forward Transaction. For purposes of the Forward Purchase Agreement, “Counterparty” refers to Chenghe prior to the consummation of the Business Combination and CayCo after the consummation of the Business Combination. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, the Seller intends, but is not obligated, to purchase up to a number of Class A ordinary shares, par value $0.0001 per share, of Chenghe (“Ordinary Shares”) in the aggregate amount equal to up to 6,000,000, from third parties through a broker in the open market (other than through Counterparty), or Ordinary Shares previously redeemed by Seller that Seller reverses a previously submitted redemption request for prior to the closing of the Business Combination (the “Recycled Shares”). Seller will not be required to purchase an amount of Ordinary Shares such that following such purchase, the Seller’s ownership would exceed 9.9% of the total Chenghe Ordinary Shares outstanding immediately after giving effect to such purchase, unless Seller, at its sole discretion, waives such 9.9% ownership limitation.

The Forward Purchase Agreement provides that on the Prepayment Date, Seller will be paid an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the Number of Shares as set forth in the Pricing Date Notice and (ii) the redemption price per share as defined in Section 51.5 of Chenghe’s Amended and Restated Certificate of Incorporation, as amended (the “Redemption Price”) less (iii) an amount in USD equal to $750,000 (the “Initial Prepayment Shortfall”).

Seller shall irrevocably and unconditionally rescind or reverse any previously submitted redemption demand of 125,000 CHEA Shares (the “Non-Redemption Shares”) as soon as practical following the Trade Date with respect to the Shares previously redeemed by Seller in connection with Counterparty’s Business Combination. The Counterparty irrevocably and unconditionally hereby agrees to permit and cause Continental Stock Transfer and Trust Company to immediately process recissions or reversals of Non-Redemption Shares or any other Shares as may be requested by Seller. The Non-Redemption Shares shall not be considered Recycled Shares, Share Consideration or included in the Number of Shares under the Forward Purchase Agreement.

The Counterparty shall have the option, at its sole discretion, at any time up to forty-five (45) calendar days prior to the Valuation Date, to request up to an aggregate of $60,000,000 of Prepayment Shortfall through up to one hundred and twenty (120) separate written requests to Seller, each in the amount of $500,000 (each an “Additional Prepayment Shortfall Request”), provided that Counterparty shall only be permitted to make an Additional Prepayment Shortfall Request if (i) the Seller has recovered an aggregate amount of 130% of the Initial Prepayment Shortfall Request and 110% of any Additional Prepayment Shortfall Request, if any, via Shortfall Sales and (ii) the VWAP Price over the ten (10) trading days prior to an Additional Prepayment Shortfall Request multiplied by the then-current Number of Shares held by Seller less the aggregate number of Shortfall Sale Shares is at least five (5) times greater than the Additional Shortfall Request ((i) and (ii) collectively as the “Equity Conditions”).

The Counterparty will pay by bank wire in immediately available funds to an account designated by Seller the Prepayment Amount required under the Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer & Trust Company (“Continental”) holding the net proceeds of the sale of the units in the Counterparty’s initial public offering and the sale of private placement warrants (the “Trust Account”) no later than the earlier of (a) one business day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination.

From time to time and on any date following the Business Combination (any such date, a “Shortfall Sale Date”), Seller may, in its absolute discretion, at any sales price, sell Ordinary Shares, and in connection with such sales, Seller shall provide written notice to Counterparty (the “Shortfall Sale Notice”) no later than the later of (a) the fifth Local Business Day following the Shortfall Sales Date and (b) the first Payment Date after the Shortfall Sales Date, specifying the quantity of the Shortfall Sale Shares and the allocation of the Shortfall Sale Proceeds; provided that, for any scheduled trading day, Seller in its absolute discretion shall only sell up to a maximum of 25.0% of the daily traded volume for such day (“Volume Restriction”). If for any scheduled trading day, the daily traded volume for such day is greater than 1,000,000 traded volume for Counterparty, the Volume Restriction shall not apply to Seller. Seller shall not have any obligation to make any payment whatsoever to Counterparty in connection with any Shortfall Sales.

The Forward Purchase Agreement matures on the earliest to occur of (a) 9 months after of the Closing Date, (b) the date specified by a Seller in a written notice to be delivered to the Counterparty at a Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP Trigger Event (x) a Delisting Event, (y) a Registration Failure or (z) unless otherwise specified therein, upon any Additional Termination Event (such date, the “Valuation Date”).

On the Settlement Date, which falls on the second Local Business Days following the Valuation Date, Seller shall return the Number of Recycled Shares less the aggregate number of Shortfall Sale Shares to the Counterparty, and Seller shall retain the Prepayment Amount, and no additional amounts shall be due to either party on the Settlement Date other than any outstanding amounts for reimbursement of legal fees up to $5,000 incurred by Seller.

Seller has agreed to waive any redemption rights under Chenghe’s Amended and Restated Memorandum and Articles of Association, as amended, with respect to any Recycled Shares in connection with the Business Combination, that would require redemption by Chenghe of the Ordinary Shares. Such waiver may reduce the number of Chenghe Ordinary Shares redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934, as amended.

The foregoing summary of the Forward Purchase Agreement is qualified in its entirety by reference to the text of the Forward Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01 Other Events.

As previously announced, on February 2, 2024, Chenghe held an extraordinary general meeting of shareholders (the “Extraordinary General Meeting”), during which Chenghe’s shareholders considered, approved and adopted the proposal to approve the Business Combination and the other proposals related thereto as described in the definitive proxy statement dated January 12, 2024. In connection with the Business Combination, as of the date hereof, subject to any additional redemption reversal requests received and approved by Chenghe, holders of 8,133,060 Chenghe Ordinary Shares exercised their right to redeem their shares for cash at a redemption price of approximately $11.08 per share, for an aggregate redemption amount of approximately $90,118,198.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Forward Purchase Agreement, dated as of February 5, 2024, by and among Chenghe, CayCo and Meteora Capital Partners, LP and certain of its affiliates.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chenghe Acquisition Co.

By:	/s/ Shibin Wang
Name:	Shibin Wang
Title:	Chief Executive Officer

Date: February 6, 2024